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                                  December 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.22
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 16,510,795   7.318%    $  100,688    $  100,688   $  860,344       15,650,451
  R                100             0   7.318%             0             0            0                0
  B-1        5,257,000     2,134,697   7.318%        13,018        13,018       46,649        2,088,049
  B-2       13,142,815     5,336,871   7.318%        32,546        33,546      116,624        5,220,247

          $350,471,515    23,982,363             $  146,252    $  146,252   $1,023,617     $ 22,958,747




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